UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 5, 2011 (October 4, 2011)
_______________

BIOCANCELL THERAPEUTICS INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-156252	20-4630076
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem, Israel, 97775
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-548-6555

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 4, 2011, BioCancell Therapeutics Inc. ("BioCancell") received notice from the U.S. Food and Drug Administration ("FDA") that it had received "Fast Track" designation for its lead product, BC-819, as a treatment for locally-advanced pancreatic carcinoma. The Fast Track designation refers to a process designed to facilitate development and expedite FDA review of drugs to treat serious diseases and fill an unmet medical need in order to be able to offer such drugs to patients earlier. This designation is expected to help BioCancell shorten the development timeline for BC-819 as a treatment for pancreatic cancer prior to final marketing approval by reducing the time taken to process clinical trial results by the FDA.

In addition, on October 4, 2011, BioCancell's Phase IIb pancreatic cancer clinical trial commenced with the first treatment of the first patient at Meir Medical Center in Israel. The trial will examine the effect of BC-819 in sequence with the FDA-approved drug Gemcitabine in patients with locally-advanced, unresectable pancreatic cancer who have never received treatment (the “Clinical Trial”). The Clinical Trial is expected to include approximately 100 participants in 25 to 30 medical centers in locations including the U.S., Europe and Israel. Half of the participants will be treated with the combination of BC-819 and Gemcitabine (the current standard chemotherapy for pancreatic cancer), while the second half will be treated with Gemcitabine alone. The primary endpoint of the trial is progression-free survival.

An interim analysis to assess the safety of the treatment is planned after the recruitment of the first 18 patients in order to determine the appropriate dose of BC-819 to utilize for the remainder of the Clinical Trial.

 This filing contains "forward-looking" statements, including statements that may relate to the further development and potential safety and efficacy of BC-819 or other products under development by BioCancell, as well as BioCancell's development strategy. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of BioCancell to differ materially from those indicated by these forward-looking statements, including, among others, the risk that the U.S. Food and Drug Administration may require changes to the protocols and informed consents for clinical trials, which changes may have a material adverse effect on the timing of, and BioCancell's ability to conduct, those clinical trials, risks related to the clinical advancement of BioCancell's products, including, but not limited, to the risk that clinical trials may not demonstrate safety and efficacy sufficient to obtain the requisite regulatory approvals or to result in a marketable product and risks related to the potential for others to develop similar products. BioCancell does not undertake any obligation to update forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCANCELL THERAPEUTICS, INC.

Dated: October 5, 2011	By:	/s/ Avraham Hampel
Avraham Hampel
Company Secretary